Exhibit 10.18

COMPENSATION POLICY FOR DIRECTORS OF ORCHID CELLMARK INC.

EFFECTIVE JANUARY 1, 2004

Cash Compensation

The non-employee members of the Board of Directors of Orchid Cellmark Inc. are entitled to receive cash compensation in accordance with the following schedule:

Board of Directors:

Annual retainer-Chairperson	$25,000
Annual retainer-Director	$12,500
Meeting fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-Chairperson	$5,000
Annual retainer-committee members	$1,500
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee:

No annual retainer to be paid to Compensation Committee Chairperson or members.
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Unless otherwise approved by the Board of Directors, any other committees of the Board of Directors shall be treated at the same level of the Compensation Committee.

Equity Compensation

Non-employee members of the Board of Directors of Orchid Cellmark Inc. and committee members automatically receive stock option grants both upon initially joining the Board of Directors or a committee thereof and on an annual basis in accordance with the following schedule, which grants are non-qualified stock options which typically vest in monthly increments over three years:

Board of Directors:

Initial grant	$100,000
Annual grant	$75,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $100,000 divided by the 30-day trailing average stock price on date of grant).

(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.

(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Audit Committee:

Initial/annual grant-Chairperson	$35,000
Initial/annual grant-committee members	$25,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $35,000 divided by the 30-day trailing average stock price on date of grant).

(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.

(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Compensation Committee:

Initial/annual grant-Chairperson	$15,000
Initial/annual grant-committee members	$10,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $15,000 divided by the 30-day trailing average stock price on date of grant).

(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.

(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Unless otherwise approved by the Board of Directors, any other committees of the Board of Directors shall be treated at the same level of the Compensation Committee.

Expense Reimbursement

Orchid Cellmark Inc. reimburses each member of its Board of Directors who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.